SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 21, 2004

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1405 Route 206 South, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of Dendrite International, Inc. (“Dendrite”) dated October 21, 2004, reporting Dendrite’s financial results for the third quarter of 2004.

The discussion of Dendrite’s three month and nine month historical results as well as its outlook for future results include, and where indicated exclude, the impact of items related to Dendrite’s Synavant acquisition and certain other referenced acquisitions, exchange rate fluctuations, and the amortization of acquisition-related intangibles.  These adjustments are detailed in and reconciled to generally accepted accounting principles (GAAP) as part of the press release.

Dendrite believes that by reflecting the impact of these items, it provides investors with insight into the operating performance of Dendrite’s historic business as well as identifying the impact of these acquisitions, exchange rate fluctuations and the amortization of acquisition-related intangibles.

Dendrite management also internally uses these non-GAAP adjusted amounts to manage and evaluate its historic operating performance on a period-over-period comparative basis as well as its combined business performance, and in managing its overall business.  Management uses various methods to evaluate its operations and does not depend exclusively on such non-GAAP adjusted amounts or on any other single analysis model.

Dendrite has detailed in its press release and in its financial data tables accompanying the press release all such adjusted items and reconciliation items in order to assist investors in reviewing such non-GAAP adjusted amounts.  The manner in which the Company provides adjusted amounts is likely different from that of other companies.  All such non-GAAP information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared and presented in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Press Release of Dendrite International, Inc., dated October 21, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated: October 21, 2004	By:	KATHLEEN E. DONOVAN
	Name:	Kathleen E. Donovan
	Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Dendrite International, Inc., dated October 21, 2004.